Exhibit 10.1

AMENDMENT TO RETENTION AGREEMENT

This Amendment (“Amendment”) to the Retention Agreement between Ovascience, Inc., 9 Fourth Avenue, Waltham, Massachusetts 02451 (“Ovascience”), and Jonathan Gillis (the “Executive”), dated as of May 3, 2018, (the “Retention Agreement”), is effective on the date last signed by a Party.

RECITALS

Whereas, OvaScience and the Executive would like to amend the Retention Agreement to provide for payment of severance to the Executive whether or not he commences other employment during the Severance Period; and

Whereas, pursuant to Section 7(a) of the Retention Agreement, the Retention Agreement may be amended in writing and signed by both parties.

Now, therefore, in consideration of mutual promises and other terms set forth below, OvaScience and the Executive agree as follows:

1.              Amendment.  The Retention Agreement is hereby amended as follows:

Section 2 of the Retention Agreement shall be deleted in its entirety and replaced with the following:

Enhanced Severance.  Notwithstanding anything in the Employment Agreement to the contrary, in the event of a Qualified Termination: (i) Executive shall be entitled to receive the severance benefits in Section 7 of the Employment Agreement whether or not he commences other employment during the Severance Period, and (ii) in addition to the benefits under Section 7 of the Employment Agreement, Executive shall be entitled to receive an amount equal to Executive’s full annual discretionary bonus opportunity, which is thirty-five percent (35%) of Executive’s then current base salary (the “Enhanced Severance”), payable in accordance with Section 7 of the Employment Agreement and subject to the requirements of Section 7 of the Employment Agreement.

2.              Miscellaneous Provisions.  Capitalized terms used but not defined within this Amendment have the meanings specified within the Retention Agreement.  Except as expressly modified by this Amendment, all terms and conditions of the Retention Agreement remain in full force and effect.  This Amendment can be executed by the parties hereto by facsimile and in counterparts, each of which is deemed an original and both of which taken together constitutes one agreement binding upon the parties hereto.  The validity, interpretation and performance of this Amendment is controlled by and construed under the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

In witness whereof, the Parties hereto enter into this Amendment by signing below,

OvaScience, Inc.		/s/ Jonathan Gillis
Jonathan Gillis

By:	/s/ Christopher Kroeger	August 8, 2018
Date
Christopher Kroeger
Name

Chief Executive Officer
Title

August 8, 2018
Date